UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2010 (July 20, 2010)

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item        1.01.       Entry into a Material Definitive Agreement.

Amended and Restated Independent Director Stock Option Plan

On July 20, 2010, Inland American Real Estate Trust, Inc., a Maryland corporation (referred to herein as “us,” “we,” “our” or the “Registrant”), adopted an Amended and Restated Independent Director Stock Option Plan (the “Plan”), which, subject to certain conditions, provides for the grant of non-qualified stock options to acquire shares of our common stock to each independent director following his or her becoming a director and on the date of each annual stockholders’ meeting.  The exercise price for all options granted under the Plan will be equal to the fair market value of our shares, as defined in the Plan, on the date of each grant.

The Amended and Restated Independent Director Stock Option Plan is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 disclosure by reference.

First Amended and Restated Business Management Agreement

We renewed our First Amended and Restated Business Management Agreement with Inland American Business Manager & Advisor, Inc. (the “Business Management Agreement”), effective July 30, 2010.  The renewed Business Management Agreement will be effective through July 30, 2011.  The terms of the Business Management Agreement remain unchanged.

Item        9.01.       Financial Statements and Exhibits.

(d)           Exhibits

10.1         Amended and Restated Independent Director Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	July 26, 2010	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Independent Director Stock Option Plan